LANDRY’S RESTAURANTS, INC. (“LNY”/NYSE) ANNOUNCES
FOURTH QUARTER AND 2007 YEAR END EARNINGS RELEASE
AND CONFERENCE CALL

HOUSTON, Friday, March 7/PRNewswire-FirstCall/ — In conjunction with Landry’s Restaurants, Inc. (NYSE: LNY) 4th Quarter 2007 earnings report, which will be released before the market opens on Tuesday, March 11, 2008, interested parties are invited to listen to a conference call with management at 3:00 PM Central Time on Tuesday, March 11, 2008. The call in number is 303-262-2211. A recorded replay of the conference call will be available from 6:00 PM on March 11, 2008 through March 17, 2008. The replay call in number is 303-590-3000 and confirmation code is 11110490. The call will also be broadcast live over the internet: http://www.videonewswire.com/event.asp?id=46654 or at the Landry’s Restaurants website in the Corporate Relations section, under Webcasts.

CONTACT:	Tilman J. Fertitta Chairman, President and C.E.O. (713) 850-1010 www.landrysrestaurants.com	or	Rick H. Liem Executive Vice President and C.F.O. (713) 850-1010 www.landrysrestaurants.com